Exhibit 10.65

PROMISSORY NOTE AMENDMENT AGREEMENT

THIS PROMISSORY NOTE AMENDMENT AGREEMENT (this “Agreement”) is entered into as of the first day of October, 2017 by and between Uniroyal Global Engineered Products, Inc., a Nevada corporation (the “Company”), and Howard R. Curd, an individual residing at 1111 Ritz Carlton Drive, Apartment 1703, Sarasota, Florida 34236 (“Lender”).

WHEREAS, the Company issued a Senior Secured Promissory Note dated December 31, 2014 to Lender in the aggregate principal amount of One Million Four Hundred Seventy Thousand Fifty-Seven and 27/100 Dollars ($1,470,057.27) (the “Note”), any capitalized terms not defined in this Agreement having the meanings set forth in the Note; and

WHEREAS, Lender holds the Note; and

WHEREAS, the Company desires to amend the Note on the terms set forth in this Agreement;

NOW THEREFORE, in consideration of the premises and the terms of this Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.    Section 2 of the Note is hereby amended by adding at the end the following sentence, all other terms of the Note continuing unchanged:

Lender agrees to the Company’s deferral until October 1, 2018 of payments of principal, but not interest.  Payments of principal and interest after October 1, 2018 shall be amortized over the original term (December 31, 2014 to January 1, 2020).

2.    Except as hereby amended, all other terms of the Note shall continue in full force and effect.

IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first set forth above.

       UNIROYAL GLOBAL ENGINEERED
            PRODUCTS, LLC
             (the “Company”)

By:	\s\ George Sanchez	\s\ Howard R. Curd
	George Sanchez	Howard R. Curd (“Lender”)
Executive Vice President